Certification under Rule 466


            The depositary, JPMorgan Chase Bank, N.A., represents and certifies the following:

            (1) That it previously had filed a registration statement on Form F-6 (Japan Airlines System Corporation 333-101015) that the Commission declared effective, with terms of deposit identical to the terms of deposit of this registration statement.

            (2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.


                                    JPMORGAN CHASE BANK, N.A., as Depositary


                                    By /s/Joseph M. Leinhauser
                                      -----------------------------
                                    Name: Joseph M. Leinhauser
                                    Title: Vice President